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                                                                    EXHIBIT 99.1


                     HEALTH CARE PROPERTY INVESTORS, INC.

                 DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

                               November 9, 2000

1.   PURPOSE AND ADMINISTRATION

          Health Care Property Investors, Inc., a Maryland corporation (the "Company"), has adopted two plans for the purchase of shares of the Company's
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common stock, par value $1.00 per share (the "Common Stock"):  (i) the Dividend
                                              ------------
Reinvestment Program (the "DRIP") and (ii) the Cash Option Purchase Plan (the
                           ----
"COPP," the DRIP and COPP are together referred to as the "Plan.")  The purpose
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of the Plan is to provide existing stockholders of the Company with an opportunity to invest automatically the cash dividends paid upon shares of the Company's Common Stock held by them ("Reinvested Dividends"), as well as to
                                      --------------------
permit existing and prospective stockholders to make voluntary cash purchases of such Common Stock ("Optional Cash Purchases"). The Bank of New York, as agent,
                    -----------------------
or such successor plan administrator as the Company may designate (the "Agent"),
                                                                        -----
will administer the Plan.

2.   PARTICIPATION

          Any existing holder of shares of Common Stock which are registered in his or her name on the records of the Agent and, with respect to the COPP, certain other persons as described below, may enroll in the Plan (any such person so enrolled in the Plan is referred to herein as a "Participant").
                                                           -----------
Beneficial owners of shares of Common Stock registered in the name of another person or entity must make arrangements for that person or entity to handle investment or reinvestment with respect to dividends received upon such shares, or must arrange to have such shares registered in the beneficial owner's name in order to participate.

          To enroll in the Plan, a prospective Participant must complete and sign an enrollment form, substantially in the form attached hereto as Exhibit A or in such other form as the Company may designate (the "Enrollment Form"),
                                                         ---------------
return it to the Agent and, if applicable, submit to the Company a request for waiver, substantially in the form attached hereto as Exhibit B or in such other form as the Company may designate (the "Request for Waiver") for consideration
                                        ------------------
by the Company. If the shares of Common Stock are registered in more than one name (such as joint tenants, trustees, etc.), all registered holders must sign an Enrollment Form and, if applicable, the Request for Waiver.

     A.   Participation in the DRIP.

          A prospective Participant may join the Plan at any time.
Participation in the DRIP will begin on the next date the Company pays dividends on its Common Stock (the "Dividend Payment Date"); provided that the Agent
                          ---------------------
receives such Participant's Enrollment Form on or before the record date (the

"Dividend Record Date") for such Dividend Payment Date.
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Should the Enrollment Form not arrive on or before the Dividend Record Date, those funds will be paid to the Participant in accordance with the Company's then current dividend payment policy or be held without interest until they can be invested pursuant to the COPP on the next Investment Date (as defined below). In such case, unless the Participant otherwise directs the Agent, such Participant's participation in the DRIP will begin on the following Dividend Payment Date. If not specified otherwise, the Enrollment Form directs the Agent to reinvest cash dividends on all shares enrolled in the Plan. However, a Participant may elect "Partial Dividend Reinvestment" or "No Reinvestment" as described below. If a Participant does not make an election on his or her Enrollment Form, the Agent will reinvest all dividends paid on the Participant's shares.

     B.   Participation in the COPP.

          Participation in the COPP for Optional Cash Purchases will begin on the next Investment Date, as defined below; provided the Participant's Enrollment Form along with sufficient immediately available funds to be invested are received on or before the COPP Due Date, as defined below, that corresponds to the next Investment Date. Should the funds to be invested arrive after the applicable COPP Due Date or such funds not be available by the applicable COPP Due Date, those funds will be held without interest until they can be invested on the Investment Date following the next COPP Due Date. The "Investment Date"
                                                               ---------------
for a particular Investment Period shall be the 20th day of the month, unless the 20th day of the month is a Saturday, Sunday or bank holiday, in which case the Investment Date shall be the first business day following the 20th day of the month. The "COPP Due Date" shall be the date that is one business day prior
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to the applicable Investment Date.

     C.   Partial Dividend Reinvestment.

          By selecting the "Partial Dividend Reinvestment" option on the Enrollment Form, stockholders may elect to receive cash dividends on a specified number of their shares, and reinvest the dividends on the balance of such shares. A Participant may change the dividend reinvestment option at any time by submitting a newly executed Enrollment Form to the Agent or by writing to the Agent. Enrollment Forms may be obtained by contacting the Agent at the address set forth in Section 22. Any change in the number of shares with respect to which the Agent is authorized to reinvest dividends must be received by the Agent prior to the Dividend Record Date in order to permit the new number of shares to apply to that dividend.

3.   DIVIDEND REINVESTMENT

          Reinvested Dividends shall be, at the Company's option, purchased either from (i) authorized but previously unissued shares of Common Stock; (ii) shares of Common Stock purchased in the open market or privately negotiated transactions; or (iii) a combination of both. In any case, such shares will be sold to the Participant at a price per share determined in accordance with Sections 5 and 6 hereof.

          Newly authorized but previously unissued Common Stock as well as shares purchased in the open market or in privately negotiated transactions will be purchased and issued

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to each Participant on each Dividend Payment Date.  In the event that (1) the
Company has elected to purchase shares with Reinvested Dividends from authorized but previously unissued shares of Common Stock and (2) there are no trades of Common Stock reported on the New York Stock Exchange Composite (the "NYSE
                                                                     ----
Composite") on a Dividend Payment Date, the Agent shall apply such Reinvested
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Dividends on the next business day on which there are trades of Common Stock reported on the NYSE Composite (a "Trading Day").
                                   -----------

          Reinvested Dividends are not subject to any minimum or maximum purchase restrictions except those specified by the Participant as set forth in
Section 2.C of this Plan.

4.   OPTIONAL CASH PURCHASES

     A.   Optional Cash Purchase Amounts.

          The aggregate amount of any payment of a Participant used to purchase shares of Common Stock during any calendar month shall not be less than $100 nor more than $10,000 (the "Maximum Limit"); provided, however, that the aggregate
                        -------------
amount of any payment of a Participant that is not an existing stockholder shall not be less than $750 nor more than $10,000. Whether shares are purchased from newly authorized but previously unissued Common Stock, open market purchases or privately negotiated transactions, such shares of Common Stock will be sold to the Participant at a price per share determined in accordance with Sections 5 and 6. A Participant may purchase shares in excess of these maximums with the Company's permission in accordance with Section 4.C of this Plan. Shares of Common Stock purchased in excess of the maximum limits described above shall be only from authorized but previously unissued shares of Common Stock in accordance with Section 6.

     B.   Purchases under the Maximum Limit

          A Participant enrolled in the Plan may make Optional Cash Purchases under the Maximum Limit by delivering to the Agent immediately available U.S. currency made payable to the "HCPI Dividend Reinvestment and Stock Purchase Plan" at the address set forth in Section 22. Wire transfers are not permitted for purchases under the Maximum Limit. Shares of Common Stock purchased under the Maximum Limit of the COPP shall be, at the Company's option, either from (i) authorized but previously unissued shares of Common Stock, (ii) shares of Common Stock purchased by the Agent in open market or privately negotiated transactions, or (iii) a combination of both. Such shares will be purchased on the next Investment Date following the Agent's receipt of the Participant's funds as set forth in section 2.B.

     C.   Purchases over the Maximum Limit

          1.   When Shares May be Purchased

          The Agent will purchase shares exclusively from newly authorized but previously unissued Common Stock for all Optional Cash Purchases made over the Maximum Limit. These shares will be issued and credited to a Participant's accounts on the Investment Date following receipt of sufficient funds for such purchase; provided the funds are received by the Agent prior

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to the applicable COPP Due Date. If sufficient funds are not received by the
Agent prior to the applicable COPP Due Date, such funds will be held without interest until the Investment Date following the next COPP Due Date unless the Participant requests a refund of such funds.

          2.   Request for Waiver.

          Participant may make Optional Cash Purchases in excess of the Maximum Limit only pursuant to a Request for Waiver form which must be received by the Company at least two business days prior to the applicable investment date and which must be approved by the Company in its sole and absolute discretion and by wire transferring immediately available funds to the account referenced in the Request for Waiver. The Agent must receive a copy of the Company's written approval on or before the Investment Date and must receive the immediately available funds on or before the COPP Due Date (as specified in Schedule A).
The Request for Waiver should be sent to the Company by facsimile at (949) 221-0607, Attention: Legal Department, by 2:00 p.m. Pacific Standard Time on or before the COPP Due Date. The Request for Waiver Form should not be sent to the Agent. The Request for Waiver form will be furnished by the Company or the Agent at the address and telephone number referenced above and is attached hereto as Exhibit A.

          In deciding whether to approve a Request for Waiver, the Company will consider relevant factors, including, but not limited to, the Company's need for additional funds, the attractiveness of obtaining additional funds through the sale of Common Stock as compared to other sources of funds, the purchase price likely to apply to any sale of Common Stock, the participant submitting the request and the aggregate amount of Optional Cash Purchases for which Requests for Waiver have been submitted by all Participants. The Company will determine whether or not to offer a discount on shares to be purchased pursuant to the Request for Waiver on or before the Threshold Date as specified in Schedule A attached hereto.

          If Requests for Waiver are submitted prior to any COPP Due Date for an aggregate amount in excess of the amount the Company is then willing to accept, the Company may honor those requests by any method that the Company determines to be appropriate. With regard to Optional Cash Purchases made pursuant to a Request for Waiver, the Plan does not provide for a predetermined maximum limit on the amount that a Participant may invest or on the number of shares that may be purchased. The Company reserves the right to modify, suspend or terminate participation in the Plan for any reason whatsoever, including the elimination of practices that are not consistent with the purposes of the Plan.

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     D.   Procedures Applicable to Optional Cash Purchases.

          Participants shall not be obligated to make any COPP investments, and the amount of such investments may vary among Investment Dates. If the "No Reinvestment" box on the Enrollment Form is checked, the Company will continue to pay cash dividends on the shares registered in the Participant's name in the usual manner, but any payment received will be applied toward the purchase of additional shares of Common Stock under the COPP in accordance with the terms hereof. Payments shall be delivered to the Agent at the appropriate address set forth in Section 22.

          In the event that any Participant's check with respect to a payment is returned unpaid for any reason, the Agent will consider the request for investment of such money null and void and shall immediately remove from the Participant's account any shares purchased upon the prior credit of such money. The Agent shall thereupon be entitled to sell these shares to satisfy any uncollected amounts. If the net proceeds of the sale of such shares are insufficient to satisfy the balance of such uncollected amounts, the Agent, in addition to any other legal remedies it may have, shall be entitled to sell such additional shares from the Participant's account to satisfy the uncollected balance. Foreign and third party checks will not be accepted and will be returned to the Participant by the Agent.

          A Participant may obtain a refund of any payment not yet invested upon written request to the Agent at the address set forth in Section 22, provided such request is received not later than two (2) business days prior to the next Investment Date. If the Agent receives the Participant's request for refund later than such date, the payment will be applied to the purchase of shares of Common Stock.

5.   Discount Pricing

          The Company may elect to establish, a discount from the market price of up to 5% applicable to Optional Cash Purchases and/or Reinvested Dividends for newly issued shares of Common Stock purchased directly from the Company. The Company, however, will not offer a discount for any Common Stock purchased by the Agent in the open market or in privately negotiated transactions under the Plan. The Company may change the discount in its discretion but will not change the discount more frequently than once a month.

          The Company's election whether to establish a discount for any Investment Date and corresponding Investment Period will not affect the Company's rights to establish a discount for any other Investment Date and corresponding Investment Period in the future. Any Participant may obtain the discount applicable to the next Investment Date and corresponding Investment Period by telephoning the Company at (949) 221-0600 within two business days of the COPP Due Date. The discount, if any, shall be determined by the Company in its sole discretion after reviewing the current market conditions, the level of participation in the Plan, and current and projected capital needs. Such discount may vary but shall at no time be more than 5% of the purchase price. Notwithstanding the foregoing, the discount may not be varied by the Company for Optional Cash Purchases during the Investment Period and shall apply uniformly to all Optional Cash Purchases made during the Investment Period.

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6.   SHARE PURCHASES

          As Agent for the Participants in the Plan, the Agent will receive cash dividends from the Company with respect to Common Stock held by the Participants and Optional Cash Purchases from the Participants. Shares to be purchased under the Plan with such Reinvested Dividends or Optional Cash Purchases may be purchased in the open market by the Agent on the NYSE or any securities exchange where the Company's Common Stock is traded, in the over-the-counter market, or in negotiated transactions, and may be subject to such terms with respect to price, delivery and other matters as to which the Agent may agree. Alternatively, or in combination with open market purchases, the Company has the right to satisfy its obligations under the Plan, by registering and issuing additional shares of Common Stock, subject to compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder. The Company may, without giving Participants prior notice, change the Company's determination as to whether the Agent will purchase shares of Common Stock directly from the Company, in the open market or in privately negotiated transactions from third parties or in a combination of both, in connection with the purchase of shares with Reinvested Dividends or from Optional Cash Purchases. The Company will not, however, change its determination more than once per month. The Company will only satisfy Optional Cash Purchases over the Maximum Limit with newly issued shares of Common Stock.

          In the event that the Company satisfies its obligations hereunder by registering and issuing additional shares of Common Stock, the date of issuance of shares to be purchased with Reinvested Dividends or with Optional Cash Purchases will be the Dividend Payment Date or the Investment Date, as the case may be.

          When the Company issues shares of Common Stock to satisfy its obligations under the DRIP, for each day on which shares are purchased, the purchase price per share will be the average of the highest and lowest NYSE Composite price per share or, if the Common Stock is not then listed on the New York Stock Exchange (the "NYSE"), any other securities exchange or national
                          ----
quotation service on which the Common Stock is then traded or listed for quotation on such Dividend Payment Date (less a discount ranging from 0% to 5%); provided that if no trades of Common Stock are reported on the NYSE on the Dividend Payment Date, as applicable, the Agent shall apply such Reinvested Dividends on the next Trading Day on which there are trades of Common Stock reported on the NYSE.

          When the Company issues shares of Common Stock for Optional Cash Purchases equal to or under the Maximum Limit, the purchase price for such shares will be the ten day average of the average of the highest and lowest NYSE Composite price per share on each of the ten trading days preceding the Investment Date for which trades are reported on the NYSE Composite or, if the Common Stock is not then listed on the NYSE, any other securities exchange or national quotation service on which the Common Stock is then traded or listed on the Investment Date (less a discount ranging from 0% to 5%).

          When the Company issues shares of Common Stock for Optional Cash Purchases over the Maximum Limit, the purchase price for such shares will be the greater of (i) the ten day
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                                       6
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average of the average of the highest and lowest NYSE Composite price per share on each of the ten trading days immediately preceding the Investment Date for which trades are reported on the NYSE Composite or, if the Common Stock is not then listed on the NYSE, any other securities exchange or national quotation service on which the Common Stock is then traded or listed on the Investment Date and (ii) the average of the highest and lowest NYSE Composite price per share on the Investment Date or, if the Common Stock is not then listed on the NYSE, any other securities exchange or national quotation service on which the Common Stock is then traded or listed for quotation on such Investment Date, in either case less a discount ranging from 0% to 5%.

          If no trades of Common Stock are reported on an Investment Date, for Optional Cash Purchases in excess of the Maximum Limit the Investment Date will be the next Trading Day on which there are trades of Common Stock reported on the NYSE Composite or other securities exchange or national quotation service on which the Common Stock is then traded or listed for quotation.

     A. Price for Shares Purchased from the Open Market or in Privately Negotiated Transactions.

          Shares of Common Stock purchased under the DRIP and the COPP on the open market or in privately negotiated transactions, shall occur on or during the applicable Dividend Payment Date or Investment Date, as the case may be.

          Notwithstanding anything to the contrary in this Plan, the amount per share paid by a Participant for any shares of Common Stock (whether from Reinvested Dividends or Optional Cash Purchases, and whether acquired from the Company or through open market or privately negotiated transactions) purchased on any applicable Dividend Payment Date or Investment Date in open market or privately negotiated transactions, less the per share amount of any brokerage commissions, trading fees and any other costs of purchase paid by the Company, shall not be less than 95% of the average of the high and low NYSE Composite prices of the Common Stock reported by the NYSE or other exchange or national quotation system on that particular Trading Day (the "Minimum Acceptable
                                                      ------------------
Price").  In the event that shares would be purchased below the Minimum
-----
Acceptable Price, the Participant's purchase price per share will equal the Minimum Acceptable Price.

          The number of shares to be purchased for a Participant will depend on the net amount of the Participant's dividends available for reinvestment under the DRIP, and/or the aggregate amount of the payment under the COPP, and the price per share of Common Stock purchased for the Participant's benefit. Each Participant's account will be credited with the number of shares, including fractions calculated to three decimal places, equal to the total of a Participant's funds available for investment, divided by the applicable per share purchase price of the shares purchased.

          The Agent shall have no responsibility as to the value of the Common Stock acquired for a Participant's account. It is understood that for a number of reasons, including observance of the Rules and Regulations of the Securities and Exchange Commission requiring

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temporary curtailment or suspension of purchases and the limitations on ownership contained in the Company's charter, the whole amount of funds available in a Participant's account for the purchase of Common Stock might not be applied to such purchase. The Agent shall not be liable when conditions prevent the purchase of Common Stock or interfere with the timing of such purchases.

7.   COSTS

          The Company will pay all of the costs associated with administering the Plan and will pay the fees and commissions associated with the purchase of shares of Common Stock for Participants. Each Participant will be responsible for the transaction fees and any commissions associated with the sale of shares of Common Stock attributable to each Participant under the Plan.

8.   CUSTODIAL SERVICE

          All shares of Common Stock that are purchased by Participants under the Plan shall be held in the Participant's name and the shares shall be added to the Participants' balance in the Plan. The Agent shall act as custodian for all of the Participants' shares held in the Plan.

          A Participant may send to the Agent for safekeeping all Common Stock certificates which the Participant holds. The Agent will keep all shares represented by such certificates for safekeeping in book entry form, combined with any full and fractional shares then held in the Plan in the name of the Participant. In order to deposit certificates for safekeeping or withdraw share certificates from the Plan, a Participant must submit a transaction request form attached to the bottom of his or her statement.

9.   STATEMENT OF ACCOUNT

          As soon as practicable after the purchase of Common Stock is completed, the Agent will send each Participant a statement of account confirming the transaction and itemizing any previous investment activity for the calendar year. If a Participant participates in the Plan through a broker, bank or nominee, the Participant's statement of account will be sent to the respective broker, bank or nominee and the Participant must contact the broker, bank or nominee to obtain the statement.

10.  DIVIDENDS ON PLAN SHARES

          As the custodian for the Common Stock held in Participants' accounts under the Plan, the Agent will receive dividends (less any applicable tax withholding requirements imposed on the Company) for all Plan shares held on the applicable record date, will credit such dividends to Participants' accounts on the basis of shares held in these accounts, and will automatically reinvest such dividends in additional Common Stock unless it is otherwise instructed in writing by the Participant.

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

          If the Company distributes stockholders' subscription rights to purchase additional shares of Common Stock or other securities, the Agent shall sell the rights accruing to all shares held in a Participant's name when the rights become separately tradable. The Agent will apply the net proceeds from the sale of the rights to the purchase of Common Stock on the next Investment Date. If a Participant does not want the subscription or such other rights sold, such Participant may notify the Agent by submitting an updated Enrollment Form which shall direct the Agent to distribute the rights directly to the Participant. Transaction processing may be curtailed or suspended until the completion of any stock split, stock dividend or stock subscription rights.

11.  SALE OF PLAN SHARES

          A Participant may instruct the Agent in writing to sell any or all of the whole shares of Common Stock held in the Plan. The written notification to the Agent must include the number of shares to be sold. Any such request that does not clearly indicate the number of shares to be sold will be returned to the Participant with no action taken. The Agent will make the sale as soon as practicable after receipt of a Participant's proper request and a check for the proceeds, less brokerage commission, transfer taxes (if any) and a service fee will be sent by the Agent promptly after the settlement date. No Participant shall have the authority or power to direct the date or sales price at which Common Stock may be sold. A withdrawal/termination form will be provided on the reverse side of the statement of account for this purpose. Participants should mail this form to the Agent at the address set forth in Section 22.

          A Participant may transfer ownership of all or any part of their shares held in the Plan through gift, private sale or otherwise, by mailing to the Agent at the above address a properly executed stock assignment, along with a letter requesting the transfer and a Substitute Form W-9 completed by the transferee. If any stock certificates in such Participant's account contain a restrictive legend, the Agent will comply with the provisions of such restrictive legend before effecting a sale or transfer of such restricted shares. All transfers shall be subject to the limitations on ownership and transfer provided herein and in the Company's charter.

12.  ISSUANCE OF SHARE CERTIFICATES

          Share certificates will not be issued unless a request is made to the Agent. The number of shares held in the Plan by a Participant will be shown on the regular statement of account provided to such Participant. By using the transaction request form attached to the bottom of a Participant's statement, a Participant may request, without charge, a share certificate for any or all of the whole shares held for such Participant in the Plan. Each certificate issued will be registered in the name or names in which the account is maintained, unless otherwise instructed in writing. If a certificate is to be issued in a name other than the name on the Plan Account, the Participant or Participants must have their signature(s) guaranteed by a commercial banker or broker. Certificates for fractional shares will not be issued under any circumstances.

13.  TERMINATION OF PLAN PARTICIPATION

          To terminate participation in the Plan, a Participant must notify the Agent in writing. The Company may also terminate the Plan by sending written notice to the Participants and to the Agent. After the Agent receives the termination notice, dividends will be sent to the stockholder in the usual manner, and no further Optional Cash Purchases may be made. A termination notice will be effective upon receipt by the Agent provided such notice is received at one (1) business day prior to any Dividend Record Date, in the case of the DRIP and, at one (1) business day prior to any Investment Date or Investment Period, as applicable, in the case of the COPP. If the notice is received later than such dates, as applicable, the termination notice will not be effective until after purchases made from dividends paid or Optional Cash Purchases have been completed and credited to Participants' accounts. Once termination has been effected, the Agent will issue to the Participant a certificate for all whole shares held by a Participant under the Plan.

          Alternatively, a Participant may specify in the termination notice that some or all of the shares be sold. Any fractional shares held in a Participant's account under the Plan at the time of termination will be converted to cash at a price equal to the average of the highest and lowest NYSE Composite price per share as then reported by the NYSE or, if the Common Stock is not then listed on the NYSE, any other securities exchange or national quotation service on which the Common Stock is then traded or listed for quotation on the date of such conversion, and the Agent will deliver a check to the Participant for the net proceeds.

          If a Participant transfers shares represented by certificates registered in such Participant's name on the Company's books but does not notify the Agent, the Agent will continue to reinvest dividends on shares held in such Participant's account under the Plan until otherwise directed.

          If a Participant's Plan account balance falls below one full share, the Agent reserves the right to liquidate the fraction and remit the proceeds, less any applicable fees, to the Participant at the Participant's address appearing in the Agent's records.

14.  PLAN ADMINISTRATION

          The Agent, or a successor selected by the Company, will administer the Plan for Participants, keep records, send statements of account to Participants, answer Participants' questions and perform other duties set forth herein or otherwise related to the Plan. All inquiries regarding the Plan should be sent to the Agent at the appropriate address set forth in Section 22.

          As soon as practicable after each purchase for a Participant's account, a statement of account will be mailed to the Participant by the Agent. In addition, the Agent shall send to each Participant all communications sent to other stockholders, including, if applicable, any annual and quarterly reports to stockholders, proxy statements and dividend income information for tax reporting purposes. The Agent will also send a statement following any sale activity in a Participant's account. In this statement a Participant will receive a check with a Form 1099-B and information regarding the trade such as sale price, shares sold, fees, net dollars and taxes, if any. The sale will be recapped on the Participant's quarterly dividend statement.

          The Company may remove the Agent upon sixty (60) days prior written notice to the Agent (the "Termination Notice"). The Agent may resign as Agent
                          ------------------
upon sixty (60) days prior written notice to the Company. Upon any such removal or resignation, the Agent shall be relieved and discharged of any further responsibilities with respect to its duties thereunder. Not later than thirty
(30) days after the date on which the Agent receives or delivers, as the case may be, the Termination Notice (the "Termination Notice Date"), the Company
                                     -----------------------
shall deliver to the Agent a written notice instructing the Agent to deliver to the Company or its designee all of the statements of account, the shares of Common Stock held by the Agent under the Plan, and all other books and records in connection with the administration of the Plan (collectively, the "Plan
                                                                      ----
Records").  The Agent shall comply with instruction and deliver the Plan Records
-------
to the Company or its designee not later than ten (10) business days following the date it receives such instruction; provided, however, that if no instruction is received by the Agent by the 30th day following the Termination Notice Date, the Agent shall deliver the Plan Records to the Company not later than forty-five (45) days after the Termination Notice Date. The Agent shall cooperate with and assist the Company or any successor agent with the transfer of the Plan Records.

          As Agent, The Bank of New York shall act in accordance with the Plan and in accordance with applicable laws, including without limitation the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and
                                                  ------------
interpretations thereof by the Securities and Exchange Commission.

          The Agent shall keep appropriate records concerning the Plan accounts, purchases and sales of the Company's securities made under the Plan and Participants' addresses of record and shall send statements of account and confirmations to each Participant in accordance with the provisions hereof. Without limiting the foregoing, the Agent shall maintain and retain for a period of not less than two years from the date of the event the following information:
(i) the dates and substance of any materials distributed in connection with the Plan, (ii) the number of Participants as of the end of each month; (iii) the volume of Company securities purchased under the Plan by the Agent each month; and (iv) a record of any period during which the Company is engaged in any other distribution of shares of its Common Stock or other Company securities for purposes of Regulation M under the Exchange Act. The Company shall notify the Agent of the commencement and the termination of any such period on the date of any such commencement or termination:

          The Agent:

          (a) shall have no duties or obligations other than those specifically set forth herein or as may subsequently be agreed to in writing between the Agent and the Company. Without limiting the foregoing, nothing herein shall impose any fiduciary duty upon the Agent to any Participant, as such term is defined herein;

          (b) shall be regarded as making no representation and having no responsibilities as to the validity, sufficiency, value, or genuineness of any of the Company's securities purchased or sold in connection herewith, and will not be required to or be responsible for and will make no representations as to, the validity, sufficiency, value or genuineness of any of the Company's securities;

          (c) shall not be obligated to take any legal action hereunder; if, however, the Agent determines to take any legal action hereunder, and where the taking of such action might, in its reasonable judgment, subject or expose it to any expense or liability, the Agent shall not be required to act unless it shall have been furnished with an indemnity reasonably satisfactory to it;

          (d) may rely on and shall be fully authorized and protected in acting or failing to act in good faith reliance upon any certificate, instrument, opinion, notice, letter, telegram, telex, facsimile transmission or other document or security delivered to and believed by the Agent to be genuine and to have been signed by the proper person or persons;

          (e) shall not be liable or responsible for any failure on the part of the Company or any Participant to comply with any of their respective obligations relating to the Plan or under applicable law, including without limitation obligations under applicable securities laws;

          (f) shall have no obligation to make any payment unless it has received the necessary funds as set forth herein to make such payments in full;

          (g) may consult with counsel reasonably satisfactory to the Agent, including in-house counsel, if any, or counsel to the Company, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered, or omitted by the Agent in good faith and in accordance with the advice of such counsel;

          (h) may perform any of its duties hereunder either directly or by or through agents or attorney which are not affiliates of the Company (except for purchase and sale orders submitted by Participants, including accompanying funds, all of which will be handled only by the Agent's personnel), provided that (i) any activities that constitute transfer agent functions, as defined in section 3(a)(25) of the Exchange Act, must be conducted either by the Agent itself or by a service organization that is a registered transfer agent under the Exchange Act, and (ii) no such agent or attorney shall receive compensation based on the number and type of orders or transactions processed through the Plan. The Agent shall not be liable or responsible for any misconduct or negligence on the part of any agent or attorney appointed with reasonable care by it hereunder; and

          (i) is not authorized, and shall have no obligation, to pay any brokers, dealers, or soliciting fees to any person.

          In exercising all of its duties and obligations hereunder, the Agent shall use the same degree of skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          Notwithstanding the foregoing, the Agent may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that the Agent shall not be liable for any error or judgment made in good faith unless it is proved that the Agent was negligent in ascertaining the pertinent facts.

          The Agent may charge reasonable fees for its services in connection with the Plan (to the extent consistent with the provisions of the Plan) including without limitation fees for purchase and sale order processing, enrollment, custody, account maintenance and dividend reinvestment and shall be reimbursed for all its reasonable out-of-pocket costs and expenses. All such fees, costs and expenses shall be paid by the Company, except that Participants and other eligible book entry stockholders will be required to pay a nominal commission and fee for each sale order and a nominal fee for the issuance of duplicate statements of account or transaction notices. The Agent may from time to time by notice to the Company and the Participants establish the amount of any such fees.

          The Agent shall have the authority to undertake any act reasonably necessary to fulfill its duties as set forth herein.

          In administering the Plan, neither the Agent, the Company nor any agent for either will be liable for (i) any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a Participant's account upon such Participant's death or adjudicated incompetence prior to the receipt of written notice of such death or adjudicated incompetence, (ii) the prices at which Common Stock are purchased for the Participant's account, (iii) the times when purchases are made or (iv) fluctuations in the per share market value of the Common Stock. The Agent shall not be liable for any failure or delays arising out of conditions beyond its reasonable control including, but not limited to, work stoppages, fires, civil disobedience, riots, rebellions, storms, electrical, mechanical, computer or communications facilities failures, acts of God or similar occurrences.

          Neither the Agent, the Company nor any agent for either shall have any duties, responsibilities or liabilities except such as are expressly set forth herein and in the Agent Agreement. The Company specifically disclaims any responsibility for any of the Agent's actions or inactions in connection with the administration hereof.

          The Company will indemnify and hold harmless the Agent and its officers, directors, shareholders, and agents from and against any loss, liability, damage or expense (including reasonable attorneys' fees and expenses) (a "Loss") incurred as a result of the performance of the Agent's duties hereunder, provided that such Loss is not (a) due to any negligent or bad faith act or omission by the Agent, (b) due to a failure by the Agent to act in accordance with the provisions hereof or the written instructions of the Company or (c) due to a breach by the Agent of its agreements set forth herein.

15.  PLEDGE OF SHARES

          Shares held in the Plan may not be pledged or assigned, and any such purported pledge or assignment shall be void.

16.  VOTING

          The Agent will not vote any shares that it holds for a Participant's account except as directed by the Participant. If no instructions are received, the shares will not be voted. Each Participant that is a registered holder will receive a proxy voting card for the total of their whole shares, including shares that they hold in the Plan. Neither the Company nor the Agent shall be required to send proxy materials to any Participant that holds shares of Common Stock through a broker, bank or nominee and any such Participant must contact such broker, bank or nominee to vote their shares.

17.  OWNERSHIP LIMITATIONS

          Because the Company's Board of Directors believes it is essential for the Company to continue to qualify as a real estate investment trust ("REIT"),
                                                                       ----
the Company's articles of restatement contain restrictions on the ownership and transfer of the Company's capital stock which are intended to assist the Company in complying with these requirements.

          The ownership limit relating to Common Stock set forth in the Company's articles of restatement provides that, if the Board of Directors shall, at any time and in good faith, be of the opinion that direct or indirect ownership of more than 9.9% or more of the voting shares of capital stock has or may become concentrated in the hands of one beneficial owner, the Board of Directors shall have the power (i) by lot or other means deemed equitable by it to call for the purchase from any stockholder of the Company a number of voting shares sufficient, in the opinion of the Board of Directors, to maintain or bring the direct or indirect ownership of voting shares of capital stock of such beneficial owner to a level of no more than 9.9% of the outstanding voting shares of the Company's capital stock, and (ii) to refuse to transfer or issue voting shares of capital stock to any person whose acquisition of such voting shares would, in the opinion of the Board of Directors, result in the direct or indirect ownership by that person of more than 9.9% of the outstanding voting shares of the Company's capital stock. Further, any transfer of shares, options, warrants, or other securities convertible into voting shares that would create a beneficial owner of more than 9.9% of the outstanding voting shares shall be deemed void ab initio, and the intended transferee shall be deemed never to have had an interest therein.

          In order to monitor the ownership limit described above and the limitation of cash purchases which may be made under the Plan, the Company has right to aggregate all Plan accounts that it believes, in its sole discretion, are under common control or management or to have common ultimate beneficial ownership. If the Company exercises such right, it shall aggregate the accounts and return, without interest, within thirty-five (35) days of receipt, any amounts in excess of the investment limitations applicable to a single account received in respect of all such accounts.

18.  AMENDMENT OR TERMINATION OF PLAN

          The Plan may be amended, modified, suspended, supplemented or terminated by the Company at any time, provided, however, that when necessary or appropriate to comply with law or the rules or policies of the Securities and Exchange Commission or other applicable regulatory authority, such action shall be effective only by mailing appropriate written notice at least thirty (30) days prior to the effective date of such action to each Participant. Any such action shall be deemed accepted by the Participant unless prior to the effective date thereof, the Agent receives written notice of the termination of the Participant's account. Any such amendment may include an appointment by the Company of a successor agent under the terms and conditions set forth herein, in which event the Company is authorized to pay such successor agent for the account of each Participant all dividends and distributions payable on Common Stock held by the Participant under the Plan for application by such successor agent as provided herein. Notwithstanding the foregoing, such action shall not have any retroactive effect that would prejudice the interests of the Participants. In the event of termination, certificates for whole shares held by each Participant in the Plan will be delivered to such Participant together with a check for the net proceeds of the value of any fractional shares, which value will be equal to the average of the highest and lowest NYSE Composite price per share as then reported by the NYSE or, if the Common Stock is not then listed on the NYSE, any other securities exchange or national quotation service on which the Common Stock is then traded or listed for quotation on the date of such termination.

19.  GOVERNING LAW

          The terms and conditions of the Plan and its operation shall be governed by the internal laws of the State of Maryland, without regard to otherwise applicable principles of conflicts of law.

20.  INTERPRETATION

          Any question of interpretation arising under the Plan will be determined by the Company, and any such determination will be final.

21.  EFFECTIVE DATE

          The effective date of the Plan shall be November 9, 2000.

22.  CORRESPONDENCE AND QUESTIONS

          All correspondence and questions regarding the Plan and any account thereunder should be directed to:

                              The Bank of New York
                       c/o Investor Relations Department
                                 P.O. Box 10258
                             Church Street Station
                         New York, New York  10286-1285
                        Telephone Number: (800) 524-4458

          All financial transaction processing, including enrollments, sales, withdrawals, deposits and optional cash payments should be directed to:

                              The Bank of New York
                         Dividend Reinvestment Services
                                 P.O. Box 1958
                         Newark, New Jersey  07101-9774

                                   EXHIBIT A
                  (NOT TO BE USED BY BENEFICIAL STOCKHOLDERS
                    EXCEPT TO MAKE OPTIONAL CASH PAYMENTS)

                                Enrollment Form
                   for Health Care Property Investors, Inc.
                            Dividend Reinvested and
                              Stock Purchase Plan

                                                                                        This form when completed
Is this account for an existing stockholder?  Yes [_]   No [_]                  and signed, should be mailed to:

                                                                            Health Care Property Investors, Inc.
                                                                   Dividend Reinvestment and Stock Purchase Plan
                                                                                        c/o The Bank of New York
                                                                                  Dividend Reinvestment Services
                                                                                                  P. O. Box 1958
                                                                                   Newark, New Jersey 07101-9774
__________________________________________________________________________________________________________________
1.   ACCOUNT REGISTRATION
Complete only one of the following four registration types, A, B, C or D:  Print clearly in CAPITAL LETTERS.
A.   Individual or joint account

Owner's Name:_____________________________________________________________________________________________________
Owner's Social Security No.                         Owner's Date of Birth
(used for tax reporting)                            Month    Day   Year
[_][_][_]-[_][_]-[_][_][_][_]                       [_][_]-[_][_]-[_][_]

Joint Owner's Name:_______________________________________________________________________________________________
Joint Owner's Social Security No.                   The account will be registered "Joint Tenants with
(used for tax reporting)                            Rights of Survivorship" unless you check a box:
[_][_][_]-[_][_]-[_][_][_][_]                       [_] Tenants in common
                                                    [_] Tenants by entirety
                                                    [_] Community property

B.   Gift Transfer to a Minor (UGMA/UTMA)
Custodian's Name:_________________________________________________________________________________________________
Minor's Name:_____________________________________________________________________________________________________
Minor's Social Security No.                         Minor's Date of Birth       Donor's State
(REQUIRED)                                          Month    Day   Year
[_][_][_]-[_][_]-[_][_][_][_]                       [_][_]-[_][_]-[_][_]           [_][_]

C.   Trust (Please check only one of the trustee types) [_] Person as trustee [_] Organization as trustee
Trustee:  Individual or organization name: _______________________________________________________________________
and Co-trustee's name, if applicable:_____________________________________________________________________________
Name of Trust:____________________________________________________________________________________________________
For the benefit of:_______________________________________________________________________________________________
Trust Taxpayer I.D. No.: [_][_]-[_][_][_][_][_][_][_]    Trust Date: [_][_]/[_][_]/[_][_]     Donor's State [_][_]

D.   Organization or Business Entity
Name of Entity:___________________________________________________________________________________________________
Trust Taxpayer I.D. No.: [_][_]-[_][_][_][_][_][_][_]

2.   ADDRESS
Street Address (including apartment or box number)

City_______________________________________ CA___________________________ Zip_____________________
Home Phone [_][_][_]-[_][_][_]-[_][_][_][_]  Work Phone: [_][_][_]-[_][_][_]-[_][_][_][_]
If outside of US:  Country of Residence __________ Province __________ Routing or Postal Code ____
__________________________________________________________________________________________________
I hereby appoint The Bank of New York (the "Plan Administrator"), or its successor as appointed by
Health Care Property Investors, Inc. (the "Company"), as my agent, subject to the terms and conditions of the Company's Dividend Reinvestment and Stock Purchase Plan (the `Plan"). I wish to participate in the Plan as directed below.

3.   OPTIONAL CASH PURCHASE
(Make checks payable to The Bank of New York - Health Care Property Investors, Inc. Dividend Reinvestment and Stock Purchase Plan)
[_] As a current registered stockholder I wish to make an optional cash payment. Enclosed is my check or money order for $_______. (Minimum $100 with the maximum not to exceed $10,000 in any calendar month except by obtaining the Company's permission for a higher investment through the separate submission of the Request for Waiver Form.)

[_] As a new investor (or current Beneficial Stockholder) I wish to enroll in the Plan by making an optional cash payment. Enclosed is my check or money order for $______. (Investment must be at least $750 not to exceed $10,000 in any calendar month, except by obtaining the Company's permission for a higher investment through the separate submission of the Request for Waiver Form.)

YOU MUST ALSO COMPLETE SECTIONS 1, 2, 4, AND 6.

4.   REINVESTMENT OPTIONS

[_]  No Reinvestment

Please enroll my shares in the Plan as indicated below.

[_] Full Dividend Reinvestment - Please apply dividends on all shares of the Company's Common Stock registered in my name, held in my Plan account or acquired with optional cash payments to the purchase of additional shares of the Company's common stock.

[_] Partial Dividend Reinvestment - Please apply dividends on ____________ shares of the Company's Common Stock registered in my name, held in my Plan account or acquired with optional cash payments to the purchase of additional shares of the Company's common stock.

UNLESS OTHERWISE SPECIFIED, ALL SHARES REGISTERED IN YOUR NAME WILL BE ENROLLED IN THE FULL DIVIDEND REINVESTMENT PROGRAM

5.   SAFEKEEPING
     Common stock certificates deposited for safekeeping into your account must be in the same registration as your Plan account.

[_]  Please accept the enclosed certificate(s) for safekeeping. Enclosed are
     ________ share certificates
     The enclosed certificates should be sent by certified or registered mail with return receipt requested.

     Certificate Number      No. of Shares       Certificate Number       No. of Shares

     ___________________     _______________     ___________________      ________________
     ___________________     _______________     ___________________      ________________
     ___________________     _______________     ___________________      ________________

6.   ACCOUNT AUTHORIZATION SIGNATURE AND DATE (REQUIRED); SELECT ONE:
                                                          ==========
(Make checks payable to The Bank of New York - HCPI Dividend Reinvestment and Stock Purchase Plan)

[_] Request for Taxpayer Identification Number (Substitute Form W-9) I am a citizen or a resident alien. I certify, under penalties of perjury, that
     (1) the taxpayer identification number in Section 1 is correct (or I am waiting for a number to be issued to me) and (cross out the following if not true) (2) (I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service that I am subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

[_] Certificate of Foreign Status (Substitute Form W-8) I am an exempt foreign citizen. I certify, under penalties of perjury, that for dividends, I am not a U.S. citizen or resident (or I am filing for a foreign corporation, partnership, estate, or trust) and I am an exempt foreign person. I have entered in Section 2 of this enrollment form the country where I reside permanently for income-tax purposes.

[_] For Organizations and Business Entities Exempt from Backup Withholding I qualify for exemption and my account will not be subject to tax reporting and backup withholding.
MY/OUR SIGNATURE(S) BELOW INDICATES I/WE HAVE READ THE COMPANY'S DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN AS SET FROTH IN THE ACCOMPANYING PROSPECTUS, RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED, AND I/WE AGREE TO THE TERMS THEREIN AND HEREIN.

______________________________________________   _______________________________
Signature of Owner                               Date (month, date, year)

______________________________________________   _______________________________
Signature of Joint Owner                         Date (month, date, year)

THIS FORM WILL NOT BE PROCESSED UNLESS AT LEAST SECTIONS 1, 2, 4, & 6 ARE COMPLETED.

                                   EXHIBIT B
                              REQUEST FOR WAIVER

                     Health Care Property Investors, Inc.
                 Dividend Reinvestment and Stock Purchase Plan


TO:  Legal Department
     Health Care Property Investors, Inc.
     4675 MacArthur Court, 9th Floor
     Newport Beach, CA  92660

Telephone:    (949) 221-0600
Fax Number:   (949) 221-0607

This form is to be used only by Participants in the Health Care Property Investors, Inc. Dividend Reinvestment and Stock Purchase Plan who are requesting authorization from Health Care Property Investors, Inc. to make optional cash payment under the Plan in excess of the maximum limit of $10,000 during any calendar month. A new form must be completed each time the Participant wishes to make an optional cash payment in excess of the $10,000 monthly maximum limit. The Participant submitting this form hereby certifies that (i) the information contained herein is true and correct as of the date of this form; (ii) the Participant has received a current copy of the Prospectus relating to the Plan; and (iii) the Participant shall submit a copy of this Request for Waiver (approved by Health Care Property Investors, Inc.) to The Bank of New York at the same time an Enrollment Form or B/N Form and the optional cash payments are submitted by the Participant. The Participant further certifies that (i) it is not purchasing shares pursuant to this Request for Waiver to engage in arbitrage activities, (ii) it has not sold and will not sell shares of Health Care Property Investors, Inc. common stock (including short sales) during the ten trading day period prior to the date shares will be issued to it pursuant to this Request for Waiver, and (iii) it is not engaging in an unlawful distribution of Health Care Property Investors, Inc. common stock or engaging in underwriting activities as defined under applicable United States federal law or the laws of any state.
================================================================================


_____________________________________________    ______________________________________
Participant's Signature                          Social Security Number(s)     Date


_____________________________________________    ______________________________________
Participant's Signature                          Address

_____________________________________________    ______________________________________
Print name as it appears on share certificate    City        State          Zip

_____________________________________________
Print name as it appears on share certificate

Optional Cash Payment Amount                     Payment must be made by wire transfer to:
                                                 [INSERT WIRE INSTRUCTIONS]
_____________________________________________    __________________________________________

===========================================================================================

ACCEPTED BY HEALTH CARE PROPERTY INVESTORS, INC.

________________________________________________
Name:
Title: